UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2015

ELECTRONIC SYSTEMS TECHNOLOGY, INC.
(A Washington Corporation)

Commission File No. 000-27793
IRS Employer Identification no. 91-1238077

415 N. Quay St. Bldg B1
Kennewick WA 99336
(Address of principal executive offices)

 Registrant’s telephone number, including area code:  (509) 735-9092

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Officer. On August 3, 2015, Thomas L. Kirchner resigned as President and Chief Executive Officer of Electronic Systems Technology, Inc. (the “Company”). Mr. Kirchner has agreed to continue to serve as a Director. He has served as a member of the Board of Directors since November 1984.

There is no known disagreement with Mr. Kirchner on any matter relating to the Company’s operations, policies or practices. Mr. Kirchner has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

The Company and Mr. Kirchner entered into a Consulting Agreement and Separation and Release Agreement. At the request of the Company, Mr. Kirchner agreed to provide consulting services to the Company until July 31, 2016, subject to customary provisions including confidentiality requirements. Under the consulting agreement, Electronic Systems Technology agreed to pay Mr. Kirchner fees in the amount of $75 per hour, together with reimbursement of reasonable traveling expenses.

Under the terms and conditions of the Separation and Release Agreement, (the “Agreement”): (i) the Company will continue to pay Mr. Kirchner his regular compensation through September 30, 2015; (ii) the Company will pay Mr. Kirchner’s group medical, dental, disability and life insurance premiums until September 30, 2015; (iii) any unvested stock options will become fully vested and nonforfeitable; (iv) Mr. Kirchner waived any age discrimination claims;(v) agreed not to compete with the Company or to solicit any customers or employees of the Company for twelve months; and, (v) additional provisions are included which are customary for agreements of this type.

The descriptions of the Consulting Agreement and Separation and Release Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such Agreements with Mr. Kirchner, which are included with this Form 8-K as Exhibit 99.2 and Exhibit 99.3, and are incorporated herein by reference.

(c)

Appointment of Officer. Effective August 3, 2015, the Board of Directors appointed Michael W. Eller as interim President. Mr. Eller has been Vice President for the past year. Mr. Eller has over thirteen years of experience in accounting, financial controls and strategic planning.  Most recently, Mr. Eller held the position of Vice President of Operations with Macy’s Logistics and Operations in Portland, Tennessee.  He chose to leave Macy’s to move closer to family in Washington State. Mr. Eller is a graduate of Washington State University with a Bachelor’s in Business Administration (emphasis in accounting and finance).

There was no written employment contract nor did the Company and Mr. Eller enter into any other written agreement in connection with his recent appointment as President and Chief Executive Officer. The term of the Employment relationship is at the will of the parties. Either Mr. Eller or the Company can terminate the relationship at any time, with or without notice and with or without cause.

There are no transactions, or a series of similar transactions, or any currently proposed transactions, or a series of similar transactions, to which the Company was or is to be a party, in which the amount exceeds $120,000, and in which Mr. Eller had, or will have a direct or indirect material interest. Mr. Eller has no family relationships with any director or executive officers.

Item 9.01  Financial Statements and Exhibits

(d)

Exhibits

99.1	Separation and Release Agreement
99.2	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ Michael W. Eller

By: Michael W. Eller
Acting President
Date: August 4, 2015